EXHIBIT 10.1

                  BIRCH BRANCH, INC. FINANCING AGREEMENT


  Effective this 1st Day of July, 2004, Michael L. Schumacher hereby agrees to advance funds totaling up to $350,000 for the construction of Birch Branch, Inc.'s (Company's) studio construction-in-progress. Such $350,000 of advances includes funds already advanced of $216,235 through June 30, 2003. Interest shall accrue at the rate of 8% per annum. Upon the completion of the construction, estimated to occur on or about December 31, 2004, the advances and accrued interest will be converted to a mortgage note payable collateralized by the five real estate lots and studio building owned by the Company. Such mortgage note payable shall accrue interest at 8% per annum and shall be due and payable including all interest and principal on December 31, 2009. In addition, Michael L. Schumacher also hereby agrees to provide working capital to the extent necessary to the Company through the year ended June 30, 2005.

  Agreed to this date:


  /s/ Michael L. Schumacher
  Michael L. Schumacher, Individually


  Birch Branch, Inc.


  /s/ George A. Powell
  By George A. Powell
  Vice President